                                                                    EXHIBIT 4.26

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR COMPLIANCE WITH AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

                        RAPTOR NETWORKS TECHNOLOGY, INC.

W-SGI-1                                                           April 22, 2004

                               WARRANT TO PURCHASE
                             SHARES OF COMMON STOCK

         THIS CERTIFIES THAT, for value received, and subject to the provisions and upon the terms and conditions hereinafter set forth, STRATEGIC GROWTH INTERNATIONAL, INC., is entitled to subscribe for and purchase, at an exercise price per share equal to Three Dollars and Fifty Cents ($3.50) (as adjusted herein, the "WARRANT Price"), one hundred twenty-five thousand (125,000) shares of the fully paid and nonassessable Common Stock (as adjusted herein) of RAPTOR NETWORKS TECHNOLOGY, INC., a Colorado corporation (the "COMPANY") located at 1241 E. Dyer Road, Suite 150, Santa Ana, California 92705. As used herein, (i) "DATE OF GRANT" shall mean the date first set forth above, and (ii) "SHARES" shall mean the Common Stock issued or issuable upon the exercise of this Warrant.

         1. TERM. The purchase right represented by this Warrant is fully vested and immediately exercisable, in whole or in part, at any time from the date hereof through the date which is five (5) years from the Date of Grant.

         2. METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW WARRANT. Subject to
SECTION 1 hereof, the purchase right represented by this Warrant may be exercised by the holder or holder's assignee hereof, in whole or in part and from time to time, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company and by the payment to the Company, by check, of an amount equal to the then applicable Warrant Price multiplied by the number of Shares then being purchased. The person or persons in whose name(s) any certificate(s) representing Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. This Warrant may be subsequently assigned by the holder. If so assigned, the assignee shall be the subsequent holder and all provisions contained herein shall apply as if the assignee was the original holder. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof as soon as possible and in any event within thirty days after such exercise and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such thirty day period.

         3. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

             (a) RECLASSIFICATION OR MERGER. In case of any reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, or its parent corporation, shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance reasonably satisfactory to the holder of this Warrant), so that the holder of this Warrant shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the Shares theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by a holder of the number of Shares then purchasable under this Warrant. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this SECTION 3. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, mergers, consolidations, transfers, amendments and waivers.

             (b) SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding Shares, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination, effective at the close of business on the date the subdivision or combination becomes effective.

             (c) STOCK DIVIDENDS AND OTHER DISTRIBUTIONS. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Shares (or any shares of stock or other securities at the time issuable upon exercise of the Warrant) payable in (a) securities of the Company or (b) assets (excluding cash dividends paid or payable solely out of retained earnings), then, in each such case, the holder of this Warrant on exercise hereof at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the Shares (or such other stock or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefor, the securities or such other assets of the Company to which such Holder would have been entitled upon such date if such holder had exercised this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period giving effect to all adjustments called for by this SECTION 3.

             (d) ADJUSTMENT OF NUMBER OF SHARES. Upon each adjustment in the Warrant Price, the number of Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

             (e) CONVERSION OF SHARES. In the event that all of the authorized and outstanding Shares are redeemed or converted or reclassified into other securities or property pursuant to the Company's Articles of Incorporation or otherwise, or the Shares otherwise ceases to exist, then, in such case, the Holder of this Warrant, upon exercise hereof at any time after the date on which the Shares are so redeemed or converted, reclassified or ceases to exist (the "TERMINATION DATE"), shall receive, in lieu of the number of Shares that would have been issuable upon such exercise immediately prior to the Termination Date, the securities or property that would have been received if this Warrant had been exercised in full and the Shares received thereupon had been simultaneously converted immediately prior to the Termination Date, all subject to further adjustment as provided in this Warrant. Additionally, the Warrant Price shall be immediately adjusted to equal the quotient obtained by dividing (x) the aggregate Warrant Price of the maximum number of Shares for which this Warrant was exercisable immediately prior to the Termination Date by (y) the number of Shares for which this Warrant is exercisable immediately after the Termination Date, all subject to further adjustment as provided herein.

         4. NOTICE OF ADJUSTMENTS. Whenever the Warrant Price or the number of Shares purchasable hereunder shall be adjusted pursuant to SECTION 3 hereof, the Company shall make a certificate signed by either its chief executive officer or chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Shares purchasable hereunder after giving effect to such adjustment, which shall be sent pursuant to SECTION 12 hereof to the holder of this Warrant.

         5. FRACTIONAL SHARES. No fractional Shares will be issued in connection with any exercise hereunder, but in lieu of such fractional Shares the Company shall make a cash payment therefor based on the fair market value of the Shares on the date of exercise as reasonably determined in good faith by the Company's Board of Directors.

         6. COMPLIANCE WITH SECURITIES ACT; REGISTRATION RIGHTS; DISPOSITION OF WARRANT OR SHARES OF COMMON STOCK. Subject to the provisions of this SECTION 6, this Warrant may be assigned or transferred in whole or in part by the holder hereof. The holder of this Warrant, by acceptance hereof, agrees that this Warrant, and the Shares to be issued upon exercise hereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant, or any Shares to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act"), or any state securities laws. This Warrant and all Shares issued upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

"THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR COMPLIANCE WITH AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS".

         The shares to be issued upon exercise of this Warrant shall be subject to certain registration rights as set forth on EXHIBIT B attached hereto and, by this reference, made a part hereof, and may bear additional legends relating thereto.

         7. RIGHTS AS STOCKHOLDERS; INFORMATION. No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

         8. RIGHT TO CONVERT WARRANT INTO SHARES; NET ISSUANCE.

             (a) RIGHT TO CONVERT. In addition to and without limiting the rights of the holder under the terms of this Warrant, the holder shall have the right to convert this Warrant or any portion thereof (the "CONVERSION RIGHT") into Shares as provided in this SECTION 8 at any time or from time to time during the term of this Warrant, provided, however, that the holder shall not be permitted to employ the cashless exercise rights under this SECTION 8 if there is effective with the Securities and Exchange Commission a registration statement which registers the Shares issuable upon exercise of this Warrant under SECTION 2. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the holder (without payment by the holder of any exercise price or any cash or other consideration) (X) that number of shares of fully paid and nonassessable Shares equal to the quotient obtained by dividing the value of this Warrant (or the specified portion hereof) on the Conversion Date (as hereinafter defined), which value shall be determined by subtracting (A) the aggregate Warrant Price of the Converted Warrant Shares immediately prior to the exercise of the Conversion Right from (B) the aggregate fair market value of the Converted Warrant Shares issuable upon exercise of this Warrant (or the specified portion hereof) on the Conversion Date (as herein defined) by (Y) the fair market value of one Share on the Conversion Date (as herein defined).

Expressed as a formula, such conversion shall be computed as follows:

                                     X= B-A
                                        ---
                                         Y

Where:    X =   The number of Shares that may be issued to holder.

          Y =   The fair market value (FMV) of one Share.

          A = The aggregate Warrant Price (i.e., Converted Warrant Shares x Warrant Price).

          B =   The aggregate FMV (i.e., FMV x Converted Warrant Shares).

         No fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as hereinafter defined). All references herein to an "exercise" of the Warrant shall include an exchange pursuant to this SECTION 8.

             (b) METHOD OF EXERCISE. The Conversion Right may be exercised by the holder by the surrender of this Warrant at the principal office of the Company together with a notice of exercise substantially in the form attached hereto as EXHIBIT A-1, specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant that are being surrendered (referred to in subsection (a) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid notice of exercise, or on such later date as is specified therein (the "CONVERSION DATE"), and, at the election of the holder hereof, may be made contingent upon the closing of the sale of the Company's Common Stock to the public in an offering pursuant to a Registration Statement under the Act (a "PUBLIC OFFERING"). Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder within thirty days following the Conversion Date.

             (c) DETERMINATION OF FAIR MARKET VALUE. For purposes of this
SECTION 8, "FAIR MARKET VALUE" of a Share as of a particular date (the "DETERMINATION DATE") shall mean:

                  (i) If the Conversion Right is exercised in connection with and contingent upon a Public Offering, and if the Company's Registration Statement relating to such Public Offering ("REGISTRATION STATEMENT") has been declared effective by the Securities and Exchange Commission, then the initial "PRICE TO PUBLIC" specified in the final prospectus with respect to such offering.

                  (ii) If the Conversion Right is not exercised in connection with and contingent upon a Public Offering, then as follows:

                      (A) If traded on a securities exchange or The Nasdaq Stock Market, the fair market value of the Common Stock shall be deemed to be the average of the closing or last reported sale prices of the Common Stock on such exchange or market over the thirty day period ending five business days prior to the Determination Date, and the fair market value of the Shares shall be deemed to be such fair market value of the Common Stock;

                      (B) If otherwise traded in an over-the-counter market, the fair market value of the Common Stock shall be deemed to be the average of the closing ask prices of the Common Stock over the thirty day period ending five business days prior to the Determination Date, and the fair market value of the Shares shall be deemed to be such fair market value of the Common Stock; and

                      (C) If there is no public market for the Common Stock, then fair market value shall be the price reasonably determined in good faith by the Board of Directors of the Company.

         9. RESERVATION OF COMMON STOCK. The Company hereby covenants that at all times following the date hereof there shall be reserved for issuance and delivery upon exercise of this Warrant such number of Shares as are from time to time issuable upon exercise of this Warrant. The Company hereby further covenants that from time to time following the date hereof, the Company will take all steps necessary to amend its Articles of Incorporation to provide sufficient reserves of Shares issuable upon exercise of this Warrant. All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except encumbrances or restrictions arising under federal or state securities laws.

         10. MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

         11. MARKET STANDOFF. The holder of this Warrant hereby agrees not to sell, transfer or otherwise dispose of any part of this Warrant or any shares acquired pursuant hereto during a period specified by the representative of the underwriters of the Company's initial public offering (not to exceed 180 days) following the effectiveness of such initial public offering, and such holder further agrees that the Company may impose stop-transfer instructions with respect to such securities during such period.

         12. NOTICES. Any notice, request, communication or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the first page of this Warrant.

         13. BINDING EFFECT ON SUCCESSORS. Until the issuance of any new warrant required to be issued under SECTION 3(A), this Warrant shall be binding upon any corporation that issues securities in exchange for securities of the class issuable upon exercise of this Warrant in connection with any merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Shares issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof. The Company will, at the time of the exercise or conversion of this Warrant, in whole or in part, upon request of the holder hereof but at the Company's expense, acknowledge in writing its continuing obligation to the holder hereof in respect of any rights (including, without limitation, any right to registration of the shares) to which the holder hereof shall continue to be entitled after such exercise or conversion in accordance with this Warrant; provided, that the failure of the holder hereof to make any such request shall not affect the continuing obligation of the Company to the holder hereof in respect of such rights.

         14. LOST WARRANTS OR STOCK CERTIFICATES. The Company covenants to the holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

         15. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

         16. GOVERNING LAW. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of the State of California without regard to its conflicts of laws principles and the venue for any controversy concerning this Warrant shall be the state and federal courts located in Orange County, California.

         17. SURVIVAL. All agreements of the Company and the holder hereof contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

         18. REMEDIES. In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, the holders hereof (in the case of a breach by the Company), or the Company (in the case of a breach by a holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

         19. ACCEPTANCE. Receipt of this Warrant by the holder hereof shall constitute acceptance of and agreement to the foregoing terms and conditions.

         20. NO IMPAIRMENT OF RIGHTS. The Company will not, by amendment of its Articles of Incorporation or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Shares upon exercise of this Warrant.

         21. SEVERABILITY. If any term, provision, covenant, or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         22. NOTICES OF RECORD DATE. In case:

             (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities or to receive any other right; or

             (b) of any consolidation or merger of the Company with or into another corporation, any capital reorganization of the Company, any reclassification of the capital stock of the Company, or any conveyance of all or substantially all of the assets of the Company to another corporation in which holders of the Company's stock are to receive stock, securities or property of another corporation; or

             (c) of any voluntary dissolution, liquidation or winding-up of the Company; or

             (d) of any redemption or conversion of all outstanding Common
Stock;

then, and in each such case, the Company will mail or cause to be mailed to the holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock, for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be delivered at least seven (7) days prior to the date therein specified.

ACKNOWLEDGED AND AGREED:
STRATEGIC GROWTH                               RAPTOR NETWORKS
INTERNATIONAL, INC.                            TECHNOLOGY, INC.

By:                                            By: /s/ Bob van Leyen
    ------------------------------                 -----------------------------

Name:                                              Name: Bob van Leyen

Title:                                             Title: CFO

                                    EXHIBIT A

                               NOTICE OF EXERCISE


To: RAPTOR NETWORKS TECHNOLOGY, INC.

         1. The undersigned hereby elects to purchase __________ shares of Common Stock of RAPTOR NETWORKS TECHNOLOGY, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

         2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

                       ___________________________________
                                     (Name)

                       ___________________________________
                                    (Address)

         3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. In support thereof, the undersigned has executed an Investment Representation Statement attached hereto as Schedule 1.


                                              __________________________________
                                              Signature

                                              Name:_____________________________

                                              Title:____________________________

                                              Date:_____________________________

                                   EXHIBIT A-1

              NOTICE OF EXERCISE OF NET ISSUANCE CONVERSION RIGHTS


To: RAPTOR NETWORKS TECHNOLOGY, INC.

         1. The undersigned, the registered holder of the Warrant delivered herewith (the "Warrant"), hereby elects to exercise the Conversion Right (as defined in SECTION 8 of the Warrant) as provided herein. __________ shares subject to the Warrant are being surrendered hereby in exercise of the Conversion Right. The number of shares to be issued pursuant to this exercise shall be determined by reference to the formula in SECTION 8(A) of the Warrant, which requires the use of the "fair market value" of the Company's stock. As of the Determination Date (as defined in the Warrant), the "fair market value" of one of the Shares shall be determined in the manner provided in SECTION 8(C) of the Warrant, which amount has been determined by the undersigned (or agreed to by the holder of the Warrant and RAPTOR NETWORKS TECHNOLOGY, INC.) to be $_____ per share. Therefore, ___________ shares are to be issued to the undersigned pursuant to this exercise.

         2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

                       ___________________________________
                                     (Name)

                       ___________________________________
                                    (Address)

         3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. In support thereof, the undersigned has executed an Investment Representation Statement attached hereto as Schedule l.



                                              __________________________________
                                              Signature

                                              Name:_____________________________

                                              Title:____________________________

                                              Date:_____________________________

                                   SCHEDULE 1
                                   ----------

                       INVESTMENT REPRESENTATION STATEMENT


Purchaser:  ___________________________________

Company:    RAPTOR NETWORKS TECHNOLOGY, INC.

Security:   Common Stock

Amount:     ___________________________________

Date:       ___________________________________

         In connection with the purchase of the above-listed securities (the "Securities"), the undersigned (the "Purchaser") represents to the Company as follows:

         (a) The Purchaser is aware of the Company's business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Purchaser is purchasing the Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Act").

         (b) The Purchaser understands that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein. In this connection, the Purchaser understands that, in the view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if the Purchaser's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

         (c) The Purchaser further understands that the Securities must be held indefinitely unless subsequently registered under the Act or unless an exemption from registration is otherwise available. Moreover, the Purchaser understands that the Company is under no obligation to register the Securities except as set forth in the Warrant under which the Securities are being acquired. In addition, the Purchaser understands that the certificate evidencing the Securities will be imprinted with the legend referred to in the Warrant under which the Securities are being purchased.

         (d) The Purchaser is aware of the provisions of Rule 144 and 144A, promulgated under the Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: the availability of certain public information about the Company, the resale occurring not less than one year after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein.

         (e) The Purchaser further understands that at the time it wishes to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144 and 144A, and that, in such event, the Purchaser may be precluded from selling the Securities under Rule 144 and 144A even if the one-year minimum holding period had been satisfied.

         (f) The Purchaser further understands that in the event all of the requirements of Rule 144 and 144A are not satisfied, registration under the Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.


                                              PURCHASER
                                              ---------

                                              Signature:________________________

                                              Name:_____________________________

                                              Title:____________________________

                                              Date:_____________________________


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



                                    EXHIBIT B

                               REGISTRATION RIGHTS


         1. Certain Definitions.

         As used in this EXHIBIT B, the following terms shall have the following respective meanings:

         "COMMISSION" means the United States Securities and Exchange Commission or any other federal agency at any time administering the Securities Act and the Exchange Act.

         "COMMON STOCK" means the Common Stock of the Company, any shares into which such Common Stock shall have been changed, or any shares resulting from any reclassification of such Common Stock.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute thereto, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

         "HOLDER" means a Person holding Registrable Securities to whom these registration rights have been assigned pursuant to this Agreement.

         "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

         "REGISTRABLE SECURITIES" means (i) any Common Stock held by Holder that was acquired upon conversion of this Warrant, (ii) any Common Stock issued or issuable as a result of a stock split, stock dividend, recapitalization or similar event with respect to securities described in clause (i) above and (iii) securities issued in replacement or exchange of any of the securities issued in clauses (i) or (ii) above; provided, however, that notwithstanding anything to the contrary contained herein, "Registrable Securities" shall not at any time include any shares of Common Stock (i) registered and sold pursuant to the Securities Act, (ii) sold to the public pursuant to Rule 144 promulgated under the Securities Act, or (iii) that (in the reasonable opinion of counsel to the Company) may be immediately sold to the public under Rule 144(k) or any successor provision.

         "REGISTRATION EXPENSES" means all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration, filing, listing and National Association of Securities Dealers, Inc. ("NASD") fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, all messenger and delivery expenses, any transfer taxes, the fees and expenses of the Company's legal counsel and independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, fees and disbursements of not more than one counsel for the Holder, and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities; provided, however, that Registration Expenses shall not include underwriting discounts and commissions.


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

         "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor statute thereto, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

         2. REGISTRATION.

             (a) INCIDENTAL REGISTRATION. If the Company for itself or any of its security holders shall at any time or times after the date hereof determine to register under the Securities Act any shares of its capital stock (other than (i) the registration of an offer, sale or other disposition of securities solely to employees of, or other Persons providing services to, the Company, or any subsidiary pursuant to an employee or similar benefit plan or (ii) securities to be issued in connection with a merger, acquisition or other transaction of the type described in Rule 145 under the Securities Act or a comparable or successor rule, registered on Form S-4 or similar or successor forms), on each such occasion the Company will notify Holder of such determination at least thirty
(30) days prior to the filing of such registration statement, and upon the request of Holder given in writing within twenty (10) days after the receipt of such notice, the Company will use its best efforts as soon as practicable thereafter to cause any of the Registrable Securities specified by Holder to be included in such registration statement to the extent such registration is permissible under the Securities Act and subject to the conditions of the Securities Act (an "INCIDENTAL REGISTRATION").

             (b) DEMAND REGISTRATION RIGHTS. If at any time after April 23, 2005 the Registrable Securities have not previously been registered pursuant to an Incidental Registration, or are not then in the process of being registered pursuant to an Incidental Registration, the Holder may make a written request for the registration under the Securities Act (a "DEMAND REGISTRATION"), of all of the Registrable Securities, and the Company shall use its best efforts to file such Demand Registration as promptly as possible, but in any case within 90 days thereafter. Any request for a Demand Registration shall specify the aggregate number of Registrable Securities proposed to be sold and shall also specify the intended method of disposition thereof. The right to cause a registration of the Registrable Securities under this paragraph (b) of this
SECTION 2 shall be limited to one such registration.

             (c) EXPENSES. The Company shall pay all Registration Expenses incurred in connection with any Incidental Registration or Demand Registration other than underwriter fees, discounts and commissions which shall be paid pro rata by each holder of Registrable Securities participating in such registrations.

             (d) EFFECTIVE REGISTRATION STATEMENT. An Incidental Registration or a Demand Registration shall not be deemed to have been effected until the registration statement filed pursuant to the Incidental Registration or Demand Registration (as applicable) has been declared effective by the Commission and maintained effective for a period of at least 180 days or such shorter period when (i) all Registrable Securities included therein have been sold in accordance with such registration statement or Rule 144 of the of the Securities Act or (ii) the date on which all of the Registrable Securities remaining to be sold under the registration statement (in the reasonable opinion of counsel to the Company) may be immediately sold to the public under Rule 144(k) or any successor provision; provided, however that any days on which such registration statement is not effective or on which the Holder is not permitted by the Company or any governmental authority to sell Registrable Securities under such registration statement shall not count towards such 180 day period.

         3. INDEMNIFICATION AND CONTRIBUTION.

             (a) INDEMNIFICATION BY THE COMPANY. In the event of any registration under the Securities Act pursuant to SECTION 2 of any Registrable Securities covered by such registration, the Company will, and hereby does, indemnify and hold harmless each Holder of Registrable Securities to be sold under such registration statement, Holder's legal counsel, each other Person who participates as an underwriter in the offering or sale of such securities (if so required by such underwriter as a condition to including the Registrable Securities of the Holder in such registration) and each other Person, if any, who controls or is a member (partner) of Holder or any such underwriter within the meaning of the Securities Act (collectively, the "INDEMNIFIED PARTIES"), against any losses, claims, damages or liabilities, joint or several, to which the Indemnified Parties may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein or any document incorporated therein by reference, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of any violation by the Company of any rule or regulation promulgated under the Securities Act or state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and the Company will reimburse the Indemnified Parties for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with information furnished to the Company by such Indemnified Party specifically for use therein; and provided further, that the Company shall not be required to indemnify any Person against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or for any liability that arises out of the failure by an Indemnified Person seeking indemnity hereunder to deliver a prospectus if and to the extent required by the Securities Act.

             (b) INDEMNIFICATION BY THE HOLDER. In the event of any registration under the Securities Act pursuant to SECTION 2 of any Registrable Securities covered by such registration, the Holder will, and hereby does, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this SECTION 3, including the reimbursement for any legal or other expenses reasonably incurred by the Company in connection therewith) the

Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if, and only if, such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Company directly by such Holder specifically for use therein; provided, however, that the obligation of Holder hereunder shall be limited to an amount equal to the proceeds received by Holder upon the sale of Registrable Securities sold in the offering covered by such registration. The Company may require, as a condition to including any Registrable Securities of any Person in any registration statement filed pursuant to SECTION 2, that the Company shall have received an undertaking reasonably satisfactory to it from such Person to indemnify and hold harmless the Company in the same manner and to the same extent as set forth in this paragraph (b) of this SECTION 3, including the reimbursement for any legal or other expenses reasonably incurred by the Company in connection therewith.

             (c) NOTICES OF CLAIMS, ETC. Promptly after receipt by an Indemnified Party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this SECTION 3, such Indemnified Party will, if a claim in respect thereof is to be made against a party required to provide indemnification (an "INDEMNIFYING PARTY"), give written notice to the latter of the commencement of such action, provided, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligation under the preceding paragraphs of this SECTION 3, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, unless in such Indemnified Party's reasonable judgment a conflict of interest between such Indemnified and Indemnifying Parties may exist in respect of such claim, the Indemnifying Party shall be entitled to participate in and to assume the defense thereof, jointly with any other Indemnifying Party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No Indemnifying Party shall consent to entry of any judgment or enter into any settlement without the consent of the Indemnified Party which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

             (d) INDEMNIFICATION PAYMENT. The indemnification required by this
SECTION 3 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

             (e) SURVIVAL OF OBLIGATIONS. The obligations of the Company and of the Holder under this SECTION 3 shall survive the conversion of the Warrant and the completion of any offering of Registrable Securities pursuant to the terms hereof.